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     PRESS RELEASE

     CONTACTS:

     Jeff Young
     617-250-3913              -- or --                 Anjeanette Rettig
     jyoung@akamai.com                                  858-623-8400 x134
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     Caryn Converse
     617-250-4661
     converse@akamai.com
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                     AKAMAI COMPLETES ACQUISITION OF INTERVU

          AKAMAI BECOMES LARGEST INTERNET STREAMING MEDIA AND BROADBAND
               CONTENT DELIVERY COMPANY WITH OVER 1,000 CUSTOMERS

     CAMBRIDGE, MA -- April 20, 2000 -- Akamai Technologies, Inc. (NASDAQ:
     AKAM), the leading provider of global, high performance services for the delivery of interactive Internet content, streaming media, and Internet applications, announced today that it has completed its acquisition of INTERVU Inc., the leading service provider for Internet audio and video delivery solutions.

     Under the terms of the stock-for-stock acquisition, each share of INTERVU common stock was exchanged for 0.5957 shares of Akamai common stock. Akamai has now become the world's largest Internet streaming media and broadband content delivery services company.

     George Conrades, chairman and CEO of Akamai said, "This is a monumental day for both companies, and solidifies Akamai's position as a leader in Internet streaming. Akamai sees the Internet as the next broadcast medium, and the rapid adoption of our interactive content and streaming media delivery services by hundreds of leading eBusinesses supports our view. The acquisition of INTERVU adds critical mass to Akamai's end-to-end interactive broadcast platform. We believe our new, combined company is best positioned in the market to offer the next generation of interactive streaming solutions."

     With the completion of the merger, Akamai now has:

          * Over 1,000 current customers, making Akamai the largest Internet streaming media and content delivery company;

          * The world's largest content delivery network with over 3,000 Web servers deployed today;

          * A global, fault-tolerant network that spans 150 individual telecommunications networks in more than 45 countries;

          * Over 850 total employees, including over 300 sales and sales support individuals, and more than 200 engineers; and

          * The most comprehensive streaming media services and applications supporting today's popular formats.
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     As a result of the completed acquisition, Akamai's customer base includes many of today's leading businesses such as Apple, CBS Corporation, CNN, General Motors, IBM, Microsoft, NBC, Paramount Digital Entertainment, Quokka Sports, and Turner Broadcasting. Former INTERVU customers will automatically be migrated to Akamai's world-class customer care program. These companies can now take advantage of Akamai's broad range of end-to-end interactive broadcast services, including signal acquisition, production, encoding and delivery, as well as eBroadcast services to manage and monitor live and on-demand Internet broadcasts related to eLearning, corporate communications, and sales and marketing.

     "CNN Interactive relies on services from both Akamai and INTERVU to ensure that we continue to deliver the most reliable high-performance online news service," said Monty Mullig, senior vice president of Internet Technologies, CNN. "Combined, INTERVU and Akamai deliver technology that helps CNN.com provide users with one of the best online news video and Web experiences available."

     Akamai's headquarters will remain in Cambridge, MA, with offices in more than a dozen cities, including Atlanta, Chicago, Cupertino, London, Los Angeles, Munich, New York, Paris, San Diego, San Mateo, Seattle, and the Washington D.C. area.

     ABOUT AKAMAI

     Akamai is the foremost provider of distributed content, streaming media, and applications delivery services, serving over 1000 customers. Akamai has deployed the broadest global network for content, streaming media, and applications delivery with more than 3,000 servers in over 45 countries directly connected to more than 150 different telecommunications networks. Akamai (pronounced AH kuh my) is Hawaiian for intelligent, clever and cool.

                                      ###

     The release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the dependence on Akamai's Internet content delivery service, Akamai's ability to effectively and efficiently integrate INTERVU in its operations, a failure of its network infrastructure, the complexity of its service and the networks on which the service is deployed, the failure to obtain access to transmission capacity and other factors that are discussed in the Company's Annual Report on Form 10-K and other documents periodically filed with the SEC.